MuniMae Announces Director Retirement

BALTIMORE, April 25, 2011 /PRNewswire/ -- Municipal Mortgage & Equity, LLC (OTC: MMAB) ("MuniMae" or "the Company,") today announced Arthur S. Mehlman's retirement from its Board of Directors, effective April 22, 2011.

Mr. Mehlman has been on the Board of Directors since 2004. Throughout his commitment, he served on various committees including, and most recently, the Compensation Committee and Audit Committee.

Commenting on Mr. Mehlman's retirement, MuniMae's Board Chairman, Mark K. Joseph said, "Art has been a valuable resource to the company during the difficult restatement process. We are very grateful for the service Art provided our shareholders. We will miss his wisdom and guidance."

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

CONTACT: Ginny Connolly of Municipal Mortgage & Equity, LLC, +1-443-263-2883, ginny.connolly@munimae.com